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                                                                     EXHIBIT 3.9

                                                                          [SEAL]

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                                ACI AMERICA INC.

                                      INTO

                            ACI AMERICA HOLDINGS INC.

                                 March 31, 1988

     Huw G. Davies and R. M. Watson certify that they are the President and the Secretary respectively of ACI America Holdings Inc., a Delaware corporation, and further certify that:

     1. As of this date, ACI America Holdings Inc. owns 100% of the outstanding stock of ACI America Inc., a California corporation, incorporated on January 14, 1982.

     2. The following resolution was adopted by the Board of Directors of ACI America Holdings Inc.;

     WHEREAS, ACI America Holdings Inc., a Delaware corporation, owns 100% of the outstanding shares of ACI America, Inc., a California corporation; and

     WHEREAS, ACI America Holdings Inc. is effecting a simplification of its legal structure in accordance with the recommended plan set forth in the Written Consent of Board of Directors of this corporation dated March 31, 1988, and pursuant thereto it is deemed to be in the best interest of this corporation to effect a merger into this corporation of ACI America Inc.

     NOW, THEREFORE, BE IT RESOLVED, that ACI America Inc., a California corporation, be merged into this corporation pursuant to Section 253 of General Corporation Law of Delaware and Section 1110 of the California Corporations Code, effective on the close of business on March 31, 1988;

     RESOLVED, FURTHER, that this corporation hereby assumes all of the liabilities and obligations of ACI America Inc. on the close of business on March 31, 1988;

     RESOLVED FURTHER, that the officers of this corporation are hereby directed to do all acts and to execute, verify, and file all documents necessary to effectuate the merger into this corporation of ACI America Inc. pursuant to the applicable laws of the States of Delaware and California.

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     3. Said resolution was adopted by unanimous written consent of the Board of
Directors of this corporation as of the date first written above.

     Each of the undersigned declare under penalty of perjury that the facts stated in the above certificate are true of his own knowledge, that this certificate is the act and deed of ACI America Holdings Inc. and that this declaration was executed on March 31, 1988, at Memphis, Tennessee.

                                                     /s/ Huw G. Davies
                                                     ---------------------------
                                                     Huw G. Davies, President

                                           ATTEST:   /s/ R. M. Watson
                                                     ---------------------------
                                                     R. M. Watson, Secretary